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                                                                    Exhibit 21.1

                        Subsidiaries of the Registrant
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1.   Bank Systems and Equipment Corp., a Florida corporation
2.   Dyad Mortgage Technologies, Inc., a Georgia corporation
3.   Call Me Bill, LLC, a Kentucky limited liability corporation
4.   Net-merce, LLC, a Kentucky limited liability corporation